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                                                                     EXHIBIT 4.2

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                           THE DOW CHEMICAL COMPANY,

                                    Issuer



                                      AND



                      THE FIRST NATIONAL BANK OF CHICAGO,

                                    Trustee



                         -----------------------------


                            SUPPLEMENTAL INDENTURE


                          Dated as of January 1, 1994


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                            SUPPLEMENTAL INDENTURE

     This SUPPLEMENTAL INDENTURE, dated as of January 1, 1994, is entered into among THE DOW CHEMICAL COMPANY, a Delaware corporation (the "Issuer") and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Trustee (the "Trustee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Issuer and the Trustee have entered into an indenture dated as of April 1, 1992 (the "Indenture");

     WHEREAS, the Issuer and the Trustee desire to supplement the Indenture as provided in this Supplemental Indenture;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto hereby agree as follows:

     Section 1.  Amendment to the Indenture
                 --------------------------

     With respect to any series of Securities issued after the date of this Supplemental Indenture, the definition of "Restricted Subsidiary" in Section 1.1 of the Indenture is hereby deleted in its entirety and replaced by the following:

          "Restricted Subsidiary" means any Subsidiary (i) substantially all of the property of which is located, and substantially all of the business of which is carried on, within the United States (excluding its territories and possessions and the Commonwealth of Puerto Rico), and (ii) which owns or operates one or more Principal Properties; provided, however, that
                                                   --------  -------
     Restricted Subsidiary shall not include (a) a Subsidiary which is primarily engaged in the business of a finance or insurance company and branches thereof or (b) DowElanco, Marion Merrell Dow Inc. or Destec Energy, Inc.

     Section 2.  Reference to and Effect on the Indenture
                 ----------------------------------------

     (a) On and after the date of this Supplemental Indenture, each reference in the Indenture to "this Indenture," "hereunder," "hereof," or "herein" shall mean and be a reference to the Indenture as supplemented by this Supplemental Indenture.

     (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

     Section 3.  Governing Law
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     This Supplemental Indenture shall be construed and enforced in
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accordance with the laws of the State of New York.

     Section 4.  Counterparts and Method of Execution
                 ------------------------------------

     This Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

     Section 5.  Section Titles
                 --------------

     Section titles are for descriptive purposes only and shall not control or alter the meaning of this Supplemental Indenture as set forth in the text.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed as of the day and year first above written.

                             THE DOW CHEMICAL COMPANY


                             By: /s/ J. P. REINHARD
                                 ----------------------------------
                                 Its:  Vice President and Treasurer


                             THE FIRST NATIONAL BANK OF CHICAGO,
                                  Trustee


                             By: /s/ STEVEN M. WAGNER
                                 ----------------------------------
                                 Its:  Vice President

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